FORM 8-K

       (As last amended in Release No. 33-7505, effective January 1, 1999,
        63 F.R. 9632)


                     SECURTIES EXCHANGE COMMISSION

                         Washington D.C. 20549



                               FORM 8-K

                            CURRENT REPORT

 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act 1934


     Date of Report (Date of earliest event reported)  SEPTEMBER 24, 1999

        (Exact name of registrant as specified in it's charter)

                AMERI-CAN RAILWAY SYSTEMS, INCORPORATED

(State or other jurisdiction     (Commission file      (IRS Employer
of incorporation)                 Number)               Identification No.)

NEW HAMPSHIRE                      0-25967                14-1805077

          (Address of principal executive offices)     (Zip code)

         100 WALNUT STREET CHAMPLAIN, NEW YORK            12919



                                518-298-2042
          Registrant's telephone number, Including area code



                       NO CHANGE SINCE LAST REPORT
     ( Former name or former address, if changed since last report. )

     Item 4.   Changes in  Registrant's Certifying Accountants


     The Registrant's audit committee determined it would be in the best interests of the Registrant to engage a national accounting firm to audit its financial statements. A resolution was passed by the board on September 23, 1999 to accept the recommendation and dismiss Feldhammer/Fishman and a motion was passed by the board to allow the audit committee to start negotiations to engage a new accounting firm.

     The former accountant resigned as of September 24, 1999.


          Since inception of the company and any subsequent interim period prior to the dismissal of Feldhammer/Fishman, there were not any disagreements with the former accountant on any manner or practices. There were no reports on the financial statements of the Registrant containing any adverse opinion, or disclaimer of opinion, no such reports were qualified or modified as to uncertainty, or accounting principals, or financial statement disclosure, or auditing scope of procedure. The company has authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the subject matter.


                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   (Registrant)
                              AMERI-CAN RAILWAY SYSTEMS, INCORPORATED


     Date: September 24, 1999                 (Signature)
                                        By:  Sydney A. Harland
                                             ------------------------
                                             Sydney A. Harland
                                             Chairman & CEO.

     Exhibit
     Number    Description

       16 Letter from Feldhammer / Fishman , the Registrant's former independent accountant to Ameri-can Railway
               Systems, Incorporated.

       16      Letter form Feldhammer / Fishman, sent to the
               Securities Exchange Commission.